Exhibit 99.1

                       DRI Corporation Announces
  Participation in Investor Relations and Homeland Security-Related
                             Conferences


    DALLAS--(BUSINESS WIRE)--July 19, 2007--DRI Corporation (formerly known as Digital Recorders, Inc.) (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that David L. Turney, the Company's Chairman, President, and Chief Executive Officer, participated in the Friedland Investment Events LLC's Global Equities Conference on July 16 in Atlantic City, N.J., and subsequently in a Homeland Security-related conference sponsored by Doheny Global Group and Ridge Global LLC in Washington, D.C.

    "These forums are providing excellent opportunities to increase investor awareness of DRI and to further develop our position and strategy in the Homeland Security-related market. As we mentioned in our press release dated June 12, 2007, we are implementing or accelerating actions that may help the Company increase shareholder value. In that regard, in addition to these important forums, the Executive Committee of the Board of Directors has approved management's recommendation of opening negotiations with investment banking firms. We are in the interview and review stages with investment banking firms that we judge to be capable of delivering what we need, and we expect to execute an arrangement for investment banking services in the coming few weeks," Mr. Turney said.

    During the Friedland conference, Mr. Turney made a presentation to a group of more than 40 people. His presentation included commentary on the Company's served markets, opportunities, products and services, and historical financial information.

    Immediately following the Friedland conference, Mr. Turney participated in a Homeland Security-related conference sponsored by the Doheny Global Group and Ridge Global LLC. The event, "Accessing Funds from the Department of Defense and the Department of Homeland Security," included presentations and discussions about business opportunities and strategies in the Homeland Security market.

    ABOUT THE COMPANY

    DRI is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the potential impact on the Company's perceived value as a result of participating in these various conferences; the Company's investor relations efforts; the Company's planned relationship with an investment banking firm and any impact on the Company's perceived value as a result of such a relationship; as well as any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties that may not prove beneficial, including risks and uncertainties associated with the Company's anticipated outcome as a result of participating in these various conferences; risks related to the Company's expectations related to the outcome of increased investor relations efforts; risks related to the Company's pending relationship with an investment banking firm and whether such a relationship will prove beneficial to the Company or increase its perceived value; as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 28, 2007, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.


    CONTACT: Veronica B. Marks
             Manager, Corporate Communications
             DRI Corporation
             Phone: (214) 378-4776
             Fax: (214) 378-8437
             E-Mail: veronicam@digrec.com